UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2015 (March 27, 2015)

New Senior Investment Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36499	80-0912734
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 46th Floor		10105
New York, New York		(Zip code)
(Address of principal executive offices)

212-479-3140

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in a press release on March 30, 2015 (the “Press Release”), New Senior Investment Group Inc. (the “Company”), through its wholly owned subsidiary (the “Purchaser”), completed on March 27, 2015 the acquisition of a portfolio of 17 private pay, independent living properties located across 10 states (collectively, the “Hawthorn Portfolio”) pursuant to a Purchase and Sale Agreement (the “Purchase Agreement”) entered into on December 21, 2014, by and among the Purchaser and the sellers named therein. Each of the sellers (collectively, the “Seller”) is an affiliate of Hawthorn Retirement Group LLC.

The purchase price for the acquisition was $435,000,000, plus associated debt prepayment penalties of $26,499,000. The purchase price was funded with mortgage financing of $326,815,000, and the remainder was funded with cash on hand.

Concurrently with the closing of the transactions contemplated by the Purchase Agreement, the Company entered into management agreements with subsidiaries of Holiday Acquisition Holdings LLC (“Holiday”) pursuant to which Holiday will manage the properties comprising the Hawthorn Portfolio for a fee equal to 5% of the properties’ effective gross income. Holiday is majority-owned by private equity funds managed by an affiliate of New Senior’s manager.

For a description of the Purchase Agreement see Item 1.01 of the Company’s Current Report on Form 8-K filed on December 22, 2014, which is incorporated herein by reference. The description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2015 and is incorporated herein by reference.

2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in the Press Release, the Company, through certain of its subsidiaries, obtained mortgage financing comprised of 52 loans in the aggregate amount of $670,000,000 from the Federal Home Loan Mortgage Corporation, successor to Walker & Dunlop, LLC (the “Freddie Financing”), on March 27, 2015. A portion of the proceeds from the Freddie Financing was used for the mortgage financing of the Hawthorn Portfolio described above, and the remainder was used to refinance existing mortgage loans and to finance other acquisitions. The Freddie Financing is secured by 52 properties, matures in April 2022, and bears an interest rate of 1-month LIBOR plus 2.34%.

The foregoing description of the Freddie Financing does not purport to be complete and is qualified in its entirety by reference to the full text of the Multifamily Loan and Security Agreement – Seniors Housing and related Multifamily Note – Floating Rate, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

As described in Item 2.01 of this report, the Company issued the Press Release on March 30, 2015. A copy of the Press Release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K (including the Press Release included as an exhibit hereto) shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth by specific reference in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of the businesses acquired

(3)

The audited historical statement of revenues and certain operating expenses of the Hawthorn Portfolio for the year ended December 31, 2014, including the notes thereto, attached hereto as Exhibit 99.2 and incorporated herein by reference.

(b)	Pro forma financial information

Unaudited pro forma consolidated statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014 of the Company, and the related notes thereto, are attached hereto as Exhibit 99.3 and incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description

10.1

Multifamily Loan and Security Agreement – Seniors Housing, dated as of March 27, 2015, by and between NIC 11 Ashford Court Owner LLC, a Delaware limited liability company, as Borrower (“Borrower”), and Walker & Dunlop, LLC, as Lender (“Lender”)

10.2	Multifamily Note – Floating Rate, dated March 27, 2015, executed by Borrower in favor of Lender

99.1	Press Release, dated March 30, 2015

99.2	Audited historical statement of revenues and certain operating expenses of the Hawthorn Portfolio for the year ended December 31, 2014, including the notes thereto

99.3	Unaudited pro forma consolidated statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014 of the Company, including the notes thereto

In accordance with Instruction 2 to Item 601 of Regulation S-K, the Company has filed only one Multifamily Loan and Security Agreement and the related Multifamily Note, as the other Multifamily Loan and Security Agreements and the related Multifamily Notes are substantially identical in all material respects except as to the borrower thereto, the principal amount and certain property-specific provisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.

Date: May 14, 2015	By:	/s/ Susan Givens
Susan Givens
Chief Executive Officer

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